Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SNAP INC.

(A DELAWARE CORPORATION)

Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SNAP INC.

(A DELAWARE CORPORATION)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation in the State of Delaware is in the City of Wilmington, County of New Castle.

Section 2. Other Offices. The corporation will also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal. If adopted, the corporate seal will consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 4. Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting will not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).

Section 5. Annual Meeting.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly come before it, will be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 5(b) below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5. For the avoidance of doubt, clause (iii) above will be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders or proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

Exhibit 3.2

(b) At an annual meeting of the stockholders, only such business will be conducted as is a proper matter for stockholder action under Delaware law and as will have been properly brought before the meeting in accordance with the procedures below.

(1) For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a), the stockholder must be entitled to vote at the meeting and deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(3) and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice will set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition and (5) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 5(b)(4). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(2) Other than proposals sought to be included in the corporation’s proxy materials pursuant to Rule 14(a)-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(3), and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice will set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 5(b)(4).

(3) To be timely, the written notice required by Section 5(b)(1) or 5(b)(2) must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the one hundred 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 5(b)(3), in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event will an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(4) The written notice required by Section 5(b)(1) or 5(b)(2) will also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the corporation’s books; (B) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 5(b)(1)) or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(2)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to

Exhibit 3.2

holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 5(b)(1)) or to carry such proposal (with respect to a notice under Section 5(b)(2)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

(c) A stockholder providing written notice required by Section 5(b)(1) or (ii) will update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is 5 business days prior to the meeting and, in the event of any adjournment or postponement thereof, 5 business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement will be received by the Secretary at the principal executive offices of the corporation not later than 5 business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement will be received by the Secretary at the principal executive offices of the corporation not later than 2 business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, 2 business days prior to such adjourned or postponed meeting.

(d) Notwithstanding anything in Section 5(b)(3) to the contrary, in the event that the number of directors of the Board of Directors of the corporation is increased and there is no public announcement of the appointment of a director, or, if no appointment was made, of the vacancy, made by the corporation at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with Section 5(b)(3), a stockholder’s notice required by this Section 5 and which complies with the requirements in Section 5(b)(1), other than the timing requirements in Section 5(b)(3), will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it will be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation. At such time that the corporation has a classified Board of Directors, this Section 5(d) shall only apply with respect to increases in an Expiring Class. For purposes of this Section 5(d), an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of stockholders.

(e) A person will not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (ii) of Section 5(a), or in accordance with clause (iii) of Section 5(a). Except as otherwise required by law, the chairperson of the meeting will have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 5(b)(4)(D) and 5(b)(4)(E), to declare that such proposal or nomination will not be presented for stockholder action at the meeting and will be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(f) Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in a proxy statement or information statement and form of proxy for a stockholders’ meeting, if required and as determined by the corporation, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws will be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and will not limit the requirements applicable to proposals and nominations to be considered pursuant to Section 5(a)(iii).

(g) For purposes of Sections 5 and 6,

(1) “affiliates” and “associates” have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”);

(2) “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial: (A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation, (B) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation, (C) the effect or intent of which is to mitigate loss, manage risk

Exhibit 3.2

or benefit of security value or price changes, or (D) which provides the right to vote or increase or decrease the voting power of such Proponent, or any of its affiliates or associates, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member; and

(3) “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

Section 6. Special Meetings.

(a) Special meetings of the stockholders of the corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (A) the Chairperson of the Board of Directors, (B) the Chief Executive Officer, (C) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or (D) prior to the Final Conversion Date (as defined in the Certificate of Incorporation), by the holders of at least 30% of the voting power of the Company’s Class A Common Stock, Class B Common Stock and Class C Common Stock, voting together as a single class, provided that such written request is in compliance with the requirements of Section 6(b) hereof (“Stockholder-Requested Meeting”). A Stockholder-Requested Meeting may not be called on or after the Final Conversion Date. A request to call a special meeting pursuant to Section 6(a)(D) will not be valid unless made in accordance with the requirements and procedures set forth in this Section 6. Except as may otherwise be required by law, the Board of Directors will determine, in its sole judgment, the validity of any request under Section 6(a)(D), including whether such request was properly made in compliance with these Bylaws.

(b) For a special meeting called pursuant to Section 6(a)(A), the Board of Directors will determine the time and place, if any, of such special meeting. Upon determination of the time and place, if any, of the meeting, the Secretary will cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. For a Stockholder-Requested Meeting, the request will (i) be in writing, signed and dated by a stockholder of record, (ii) set forth the purpose of calling the special meeting and include the information required by the stockholder’s notice as set forth in Section 5(b)(1) and in Section 5(b)(2) (for the proposal of business other than nominations) and (iii) be delivered personally, sent by certified or registered mail, return receipt requested, to the Secretary at the principal executive offices of the corporation, or sent by electronic transmission to the Secretary of the corporation. If the Board of Directors determines that a request pursuant to Section 6(a)(D) is valid, the Board of Directors will determine the time and place, if any, of a Stockholder-Requested Meeting, which time will be not less than 30 days nor more than 90 days after the receipt of such request, and will set a record date for the determination of stockholders entitled to vote at such meeting in the manner set forth in Section 36 hereof. Following determination of the time and place, if any, of the meeting, the Secretary will cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. No business may be transacted at a special meeting, including a Stockholder-Requested Meeting otherwise than as specified in the notice of meeting.

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in this paragraph, who will be entitled to vote at the meeting and who delivers written notice to the Secretary of the corporation setting forth the information required by Section 5(b)(1). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if written notice setting forth the information required by Section 5(b)(1) of these Bylaws will be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder will also update and supplement such information as required under Section 5(c). In no event will an

Exhibit 3.2

adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(d) Notwithstanding the foregoing provisions of this Section 6, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 6. Nothing in these Bylaws will be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 if required under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and will not limit the requirements applicable to nominations for the election to the Board of Directors or proposals of other business to be considered pursuant to Section 6(a)(D) or to be considered pursuant to Section 6(c) of these Bylaws.

Section 7. Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders will be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting will be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8. Quorum. At all meetings of stockholders, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote will constitute a quorum for the transaction of business, unless or except to the extent that a presence of a larger number may be required by law, the Certificate of Incorporation, or these Bylaws. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairperson of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat, but no other business will be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter will be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors will be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute, by applicable stock exchange rules or by the Certificate of Incorporation or these Bylaws, a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, will constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute, by applicable stock exchange rules or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of a majority (plurality, in the case of the election of directors) of voting power of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting will be the act of such class or classes or series.

Section 9. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairperson of the meeting or by the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any,

Exhibit 3.2

by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date fixed for notice of such adjourned meeting.

Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, will be entitled to vote at any meeting of stockholders. Every person entitled to vote will have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy will be voted after three years from its date of creation unless the proxy provides for a longer period.

Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting will have the following effect: (a) if only one votes, his or her act binds all; (b) if more than one votes, the act of the majority so voting binds all; (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) will be a majority or even-split in interest.

Section 12. List of Stockholders. The Secretary will prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list will be open to examination of any stockholder during the time of the meeting as provided by law.

Section 13. Action Without Meeting.

(a) Unless otherwise provided in Article V Section 3.4 of the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission until the Final Conversion Date setting forth the action so taken, will be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, so long as such action is provided for, the Board of Directors may fix a record date for such action, which record date will not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which date will not be more than 10 days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book

Exhibit 3.2

in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office will be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting will be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. If requested by a stockholder, any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent may (but is not required to), by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors will promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date.

Section 14. Organization.

(a) At every meeting of stockholders, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, the President, or, if the President is absent, a chairperson of the meeting chosen by a majority of the voting power, present in person or by proxy, will act as chairperson. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the Chief Executive Officer or the President, will act as secretary of the meeting.

(b) The Board of Directors of the corporation will be entitled to make such rules or regulations for the conduct of meetings of stockholders as it will deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting will have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairperson will permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter on which the stockholders will vote at the meeting will be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders will not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 15. Number and Term of Office. The authorized number of directors of the corporation will be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors will not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws or by an action without a meeting.

Section 16. Powers. The business and affairs of the corporation will be managed by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 17. Classes of Directors. Subject to the rights of the holders of any series of Preferred Stock (as defined in the Certificate of Incorporation) to elect additional directors under specified circumstances, for so long as the Final Conversion Date has not occurred, the corporation will not have a classified Board of Directors, and all directors will be elected at each annual meeting of stockholders to hold office until the next annual meeting. Notwithstanding the foregoing, immediately following the Final Conversion Date, the corporation will have a classified Board of Directors and the directors will be divided into three classes designated as Class I, Class II and Class III, respectively The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders after which the Final Conversion Date has occurred, the term of office of the Class I directors will expire and Class I directors will be elected for a full term of three years. At the second annual meeting of stockholders after which the Final Conversion Date has occurred, the

Exhibit 3.2

term of office of the Class II directors will expire and Class II directors will be elected for a full term of three years. At the third annual meeting of stockholders after which the Final Conversion Date has occurred, the term of office of the Class III directors will expire and Class III directors will be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this Section 17, each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director.

Section 18. Vacancies. Unless (a) otherwise provided in Article V Section 3.4 of the Certificate of Incorporation, (b) the Board of Directors determines by resolution that a vacancy or newly created directorship will be filled by stockholders, or (c) a vacancy is to be filled by stockholders by written consent in lieu of an annual meeting in accordance with DGCL Section 211(b), and subject to the rights of the holders of any series of Preferred Stock or as otherwise provided by applicable law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors will be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders. Notwithstanding the foregoing, if the Certificate of Incorporation entitles the holders of any class or classes of stock or series thereof to elect one or more directors, then, unless the Board of Directors determines by resolution that a vacancy or newly created directorship will be filled by stockholders, vacancies and newly created directorships of such class or classes or series will be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and not by the stockholders. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor will have been elected and qualified. A vacancy in the Board of Directors will be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 19. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary. If no specification as to the effective time of such resignation is made, the Secretary, in his or her discretion, may either (a) require confirmation from the director prior to deeming the resignation effective, in which case the resignation will be deemed effective on receipt of such confirmation, or (b) deem the resignation effective at the time of delivery of the resignation to the Secretary. When one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, will have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations will become effective, and each director so chosen will hold office for the unexpired portion of the term of the director whose place will be vacated and until his successor will have been duly elected and qualified.

Section 20. Removal.

(a) After the Final Conversion Date, subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause.

(b) Subject to any limitation imposed by applicable law and the requirements set forth in the Certificate of Incorporation, any individual director or directors may be removed from office at any time with cause, and until the Final Conversion Date, without cause, by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors, voting together as a single class.

Section 21. Meetings

(a) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing or by electronic mail or other electronic means. No further notice will be required for regular meetings of the Board of Directors.

Exhibit 3.2

(b) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairperson of the Board, the Chief Executive Officer or a majority of the authorized number of directors.

(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means will constitute presence in person at such meeting.

(d) Notice of Special Meetings. Notice of the time, place, and brief purpose of all special meetings of the Board of Directors will be (1) in writing or (2) by electronic mail or other electronic means, during normal business hours, at least 24 hours before the date and time of the meeting. If notice is sent by US mail, it will be sent by first class mail, postage prepaid at least three days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, will be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice will sign a written waiver of notice or will waive notice by electronic transmission. All such waivers will be filed with the corporate records or made a part of the minutes of the meeting.

Section 22. Quorum and Voting.

(a) Unless the Certificate of Incorporation requires a greater number, and except with respect to questions related to indemnification arising under Section 44 for which a quorum will be one-third of the exact number of directors fixed from time to time, a quorum of the Board of Directors will consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business will be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 23. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing will be in paper form if the minutes are maintained in paper form and will be in electronic form if the minutes are maintained in electronic form.

Section 24. Fees and Compensation. Directors will be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained will be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25. Committees.

(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors will have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee will have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal

Exhibit 3.2

of directors) expressly required by the DGCL to be submitted to stockholders for approval, (ii) adopting, amending, or repealing any bylaw of the corporation, (iii) adopting, amending, or repealing the certificate of incorporation of the corporation, or (iv) before the Final Conversion Date, authorizing the issuance of any securities of the Company with voting rights (provided, however, that the foregoing restriction will not apply to securities that have only the voting rights that are required by law).

(b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors will consist of one or more members of the Board of Directors and will have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event will any such committee have the powers denied to the Executive Committee in these Bylaws.

(c) Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Section 25 may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member will terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings. Unless the Board of Directors will otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 will be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, on notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee will constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present will be the act of such committee.

Section 26. Duties of Chairperson of the Board of Directors. The Chairperson of the Board of Directors, if appointed and when present, will preside at all meetings of the stockholders and the Board of Directors. The Chairperson of the Board of Directors will perform other duties commonly incident to the office and will also perform such other duties and have such other powers, as the Board of Directors will designate from time to time.

Section 27. Organization. At every meeting of the directors, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Chief Executive Officer (if a director), or, if a Chief Executive Officer is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairperson of the meeting chosen by a majority of the directors present, will preside over the meeting. The Secretary, or in his absence, any Assistant Secretary or other officer, director or other person directed to do so by the person presiding over the meeting, will act as secretary of the meeting.

ARTICLE V

OFFICERS

Exhibit 3.2

Section 28. Officers Designated. The officers of the corporation will include, if and when designated by the Board of Directors, the Chairperson, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Technology Officer, the Chief Financial Officer, and the Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it deems necessary. The Board of Directors may assign such additional titles to one or more of the officers as it deems appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation will be fixed by or in the manner designated by the Board of Directors or a committee thereof to which the Board of Directors has delegated such responsibility.

Section 29. Tenure and Duties of Officers.

(a) General. All officers will hold office at the pleasure of the Board of Directors and until their successors have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b) Duties of Chief Executive Officer. The Chief Executive Officer will preside at all meetings of the stockholders and at all meetings of the Board of Directors (if a director), unless the Chairperson of the Board of Directors has been appointed and is present. Unless an officer has been appointed Chief Executive Officer of the corporation, the President will be the Chief Executive Officer of the corporation and will, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President will be deemed references to the Chief Executive Officer. The Chief Executive Officer will perform other duties commonly incident to the office and will also perform such other duties and have such other powers, as the Board of Directors designate from time to time.

(c) Duties of President. The President will preside at all meetings of the stockholders and at all meetings of the Board of Directors (if a director), unless the Chairperson of the Board of Directors, or the Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the corporation, the President will be the chief executive officer of the corporation and will, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President will perform other duties commonly incident to the office and will also perform such other duties and have such other powers, as the Board of Directors (or the Chief Executive Officer, if the Chief Executive Officer and President are not the same person and the Board of Directors has delegated the designation of the President’s duties to the Chief Executive Officer) designate from time to time.

(d) Duties of Vice Presidents. A Vice President may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant (unless the duties of the President are being filled by the Chief Executive Officer). A Vice President will perform other duties commonly incident to their office and will also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President designate from time to time.

(e) Duties of Secretary. The Secretary will attend all meetings of the stockholders and of the Board of Directors and will record all acts and proceedings thereof in the minute book of the corporation. The Secretary will give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary will perform all other duties provided for in these Bylaws and other duties commonly incident to the office and will also perform such other duties and have such other powers, as the Board of Directors will designate from time to time. The Chief Executive Officer, or if no Chief Executive Officer is then serving, the President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary will perform other duties commonly incident to the office and will also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President designate from time to time.

(f) Duties of Chief Financial Officer. The Chief Financial Officer will keep or cause to be kept the books of account of the corporation in a thorough and proper manner and will render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer, or if no Chief Executive

Exhibit 3.2

Officer is then serving, the President. The Chief Financial Officer, subject to the order of the Board of Directors, will have the custody of all funds and securities of the corporation. The Chief Financial Officer will perform other duties commonly incident to the office and will also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer will be deemed references to the Chief Financial Officer. The Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President may direct the Treasurer, if any, or any Assistant Treasurer, or the controller or any assistant controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each controller and assistant controller will perform other duties commonly incident to the office and will also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President designate from time to time.

(g) Duties of Treasurer. Unless another officer has been appointed Chief Financial Officer of the corporation, the Treasurer will be the chief financial officer of the corporation and will keep or cause to be kept the books of account of the corporation in a thorough and proper manner and will render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President, and, subject to the order of the Board of Directors, will have the custody of all funds and securities of the corporation. The Treasurer will perform other duties commonly incident to the office and will also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President and Chief Financial Officer (if not Treasurer) designate from time to time.

(h) Duties of Chief Technology Officer. The Chief Technology Officer shall have responsibility for the general research and development activities of the corporation, for supervision of the corporation’s research and development personnel, for new product development and product improvements, for overseeing the development and direction of the corporation’s intellectual property development and such other responsibilities as may be given to the Chief Technology Officer by the Board of Directors, subject to: (a) the provisions of these Bylaws; (b) the direction of the Board of Directors; and (c) the supervisory powers of the Chief Executive Officer of the corporation.

Section 30. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 31. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President or to the Secretary. Any such resignation will be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation will become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation will not be necessary to make it effective. Any resignation will be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 32. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or by the Chief Executive Officer or by other superior officers on whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING

OF SECURITIES OWNED BY THE CORPORATION

Section 33. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature will be binding on the corporation. All checks and drafts drawn on banks or

Exhibit 3.2

other depositaries on funds to the credit of the corporation or in special accounts of the corporation will be signed by such person or persons as the Board of Directors authorize so to do. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee will have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 34. Voting of Securities Owned by the Corporation. All stock and other securities of other entities owned or held by the corporation for itself, or for other parties in any capacity, will be voted, and all proxies with respect thereto will be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairperson of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 35. Form and Execution of Certificates. The shares of the corporation will be represented by certificates, or will be uncertificated if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock, if any, will be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation represented by certificate will be entitled to have a certificate signed by or in the name of the corporation by any 2 of the Chairperson of the Board of Directors, the President, any Vice President, the Treasurer or Assistant Treasurer, the Secretary or Assistant Secretary, or any other authorized officers of the corporation, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate will have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 36. Lost Certificates. A new certificate or certificates will be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, on the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it will require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 37. Transfers.

(a) Transfers of record of shares of stock of the corporation will be made only on its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, on the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The corporation will have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 38. Fixing Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date will not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date will, subject to applicable law, not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Exhibit 3.2

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date will not precede the date on which the resolution fixing the record date is adopted, and which record date will be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 39. Registered Stockholders. The corporation will be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it will have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 40. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 36), may be signed by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security will be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security will be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, will be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who will have signed or attested any bond, debenture or other corporate security, or whose facsimile signature will appear thereon or on any such interest coupon, will have ceased to be such officer before the bond, debenture or other corporate security so signed or attested will have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature will have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

Section 41. Declaration of Dividends. Dividends on the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 42. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors will think conducive

Exhibit 3.2

to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 43. Fiscal Year. The fiscal year of the corporation will be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 44. Indemnification of Directors, Officers, Employees and Other Agents.

(a) Directors and Officers. The corporation will indemnify its directors and officers to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation will not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under paragraph (d) of this Section 44.

(b) Employees and other Agents. The corporation will have power to indemnify its employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors will have the power to delegate the determination of whether indemnification will be given to any such person as the Board of Directors determine.

(c) Expenses. The corporation will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) will be made only on delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it will ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 44 or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section 44, no advance will be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this sentence will not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Section 44 will be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Section 44 to a director or officer will be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is

Exhibit 3.2

denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, will be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation will be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation will be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 44 or otherwise will be on the corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Section 44 will not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

(f) Survival of Rights. The rights conferred on any person by this Section 44 will continue as to a person who has ceased to be a director, officer, employee or other agent and will inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, on approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 44.

(h) Amendments. Any repeal or modification of this Section 44 will only be prospective and will not affect the rights under this Section 44 in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) Saving Clause. If this Section 44 or any portion hereof will be invalidated on any ground by any court of competent jurisdiction, then the corporation will nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Section 44 that will not have been invalidated, or by any other applicable law. If this Section 44 will be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation will indemnify each director and executive officer to the full extent under any other applicable law.

(j) Certain Definitions. For the purposes of this Section 44, the following definitions will apply:

(1) The term “proceeding” will be broadly construed and includes, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2) The term “expenses” will be broadly construed and includes, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3) The term the “corporation” will include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving

Exhibit 3.2

at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under the provisions of this Section 44 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(4) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation will include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(5) References to “other enterprises” will include employee benefit plans; references to “fines” will include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” will include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

ARTICLE XII

NOTICES

Section 45. Notices.

(a) Notice to Stockholders. Written notice to stockholders of stockholder meetings will be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier.

(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a) or as otherwise provided in these Bylaws. If such notice is not delivered personally, it will be sent to such address as such director has filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, will in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Methods of Notice. It will not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person will not be required and there will be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which will be taken or held without notice to any such person with whom communication is unlawful will have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate will state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f) Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or the Bylaws will be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent will have been deemed to have been given if such stockholder fails to object in writing to the

Exhibit 3.2

corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent will be revocable by the stockholder by written notice to the corporation.

ARTICLE XIII

AMENDMENTS

Section 46. Amendments. Subject to the limitations set forth in Section 44(h) of these Bylaws or the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors will require the approval of a majority of the authorized number of directors. The stockholders also will have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by stockholders will require the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.